As filed with the Securities and Exchange Commission on July 19, 2005
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARTICLE DRILLING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1563395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

808 Travis, Suite 850

Houston, Texas 77002

(Address of principal executive offices, including zip code)

Particle Drilling, Inc. 2004 Stock Incentive Plan

Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan

(Full title of the plans)

J. Chris Boswell

808 Travis, Suite 850

Houston, Texas 77002

(Name and address of agent for service)

(713) 223-3031

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	5,300,000 shares	$5.10	$27,030,000	$3182

(1)   This registration statement shall also cover any additional shares of Common Stock which become issuable under the Particle Drilling, Inc. 2004 Stock Incentive Plan or the Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low price of the Common Stock reported on the NASDAQ National Market on July 18, 2005.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents that we filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12, 13(a), or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference and made a part of this registration statement:

• our annual report on Form 10-KSB for the year ended September 30, 2004;

• our quarterly report on Form 10-QSB for the quarterly period ended December 31, 2004;

• our quarterly report on Form 10-Q for the quarterly period ended March 31, 2005;

• our current reports on Form 8-K filed with the Commission on January 12, 2005, January 20, 2005, January 31, 2005, February 10, 2005, March 23, 2005, April 4, 2005, May 9, 2005, May 10, 2005 and June 2, 2005  and Form 8-K/A filed with the Commission on February 10, 2005 (excluding any information furnished pursuant to Item 2.02 or 7.01); and

• the description of our common stock contained in our registration statement on Form 8-A/A filed on April 21, 2005 (including any amendments or reports filed for the purpose of updating such description).

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and By-laws provide that we  may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Additionally, under their employment agreements with Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI”) (which agreements were assumed by the company in connection with the acquisition of PDTI), Messrs. Hardisty, Boswell and Tibbitts are entitled to indemnification in their capacity as officers of the company to the fullest extent permitted by the NGCL.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)

3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)

3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our registration statement filed on Form S-1 dated April 7, 2004.)

3.4	Bylaws of the Company. (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)

5.1*	Opinion of Woodburn and Wedge.

10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)

10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)

23.1*	Consent of UHY Mann Frankfort Stein & Lipp CPAS, LLP.

23.2*	Consent of Chisolm, Bierwolf and Nilson.

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.1).

24.1*	Powers of Attorney.

*  Filed herewith.

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of July, 2005.

By:	/s/ J. Chris Boswell
J. Chris Boswell
Senior Vice President and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 19th day of July, 2005.

Signature	Title

*	Chairman of the Board and Director
Kenneth R. LeSuer

*	President, Chief Executive Officer and
John D. Schiller, Jr.	Director (principal executive officer)

/s/ J. Chris Boswell	Senior Vice President, Chief Financial Officer and
J. Chris Boswell	Director (principal financial and accounting officer)

*	Senior Vice President of Corporate Development and
Thomas E. Hardisty	Director

*	Director
Michael S. Matthews

*	Director
Hugh A. Menown

*	Director
Steve A. Weyel

*	By:	/s/ J. Chris Boswell
Attorney in fact

INDEX TO EXHIBITS

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)

3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)

3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our registration statement filed on Form S-1 dated April 7, 2004.)

3.4	Bylaws of the Company. (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)

5.1*	Opinion of Woodburn and Wedge.

10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)

10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)

23.1*	Consent of UHY Mann Frankfort Stein & Lipp CPAS, LLP.

23.2*	Consent of Chisolm, Bierwolf and Nilson.

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.1).

24.1*	Powers of Attorney

*  Filed herewith.